EXHIBIT 32.1

NOTE: The referenced officers, based on their knowledge, furnish the following certification, pursuant to 18 U.S.C. §1350.

We, David B. Dillon, Chief Executive Officer and Chairman of the Board, and J. Michael Schlotman, Senior Vice President and Chief Financial Officer, of The Kroger Co. (the “Company”), do hereby certify in accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report on Form 10-Q of the Company for the period ending May 22, 2004 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 1, 2004	/s/ David B. Dillon
David B. Dillon
Chairman and
Chief Executive Officer

/s/ J. Michael Schlotman
J. Michael Schlotman
Senior Vice President and
Chief Financial Officer